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NATIONAL CITY CORPORATION                                           EXHIBIT 12.1
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)

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                                                                                  YEAR ENDED DECEMBER 31
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                   (DOLLARS IN THOUSANDS)                        2000         1999         1998         1997         1996
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
COMPUTATION EXCLUDING PREFERRED STOCK DIVIDENDS:
Income before income taxes                                    $1,971,892   $2,148,613   $1,647,277   $1,640,033   $1,441,787
Interest on non-deposit interest bearing liabilities           1,671,187    1,277,054      998,753      738,923      611,741
Portion of rental expense deemed representative of interest       34,825       30,567       30,397       27,597       25,053
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  Total income for computation excluding interest on
    deposits                                                   3,677,904    3,456,234    2,676,427    2,406,553    2,078,581
Interest on deposits                                           1,937,034    1,635,533    1,846,276    1,813,251    1,862,084
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  Total income for computation including interest on
    deposits                                                  $5,614,938   $5,091,767   $4,522,703   $4,219,804   $3,940,665
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Fixed charges excluding interest on deposits                  $1,706,012   $1,307,621   $1,029,150   $  766,520   $  636,794
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Fixed charges including interest on deposits                  $3,643,046   $2,943,154   $2,875,426   $2,579,771   $2,498,878
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Ratio excluding interest on deposits                               2.16X        2.64x        2.60x        3.14x        3.26x
Ratio including interest on deposits                               1.54X        1.73x        1.57x        1.64x        1.58x
COMPUTATION INCLUDING PREFERRED STOCK DIVIDENDS:
  Total income for computation excluding interest on
    deposits                                                  $3,677,904   $3,456,234   $2,676,427   $2,406,553   $2,078,581
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  Total income for computation including interest on
    deposits                                                  $5,614,938   $5,091,767   $4,522,703   $4,219,804   $3,940,665
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Fixed charges excluding interest on deposits and dividends
  on preferred stock                                          $1,706,012   $1,307,621   $1,029,150   $  766,520   $  636,794
Pretax preferred stock dividends                                   2,065        2,691        3,357           --        6,197
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Fixed charges including preferred stock dividends, excluding
  interest on deposits                                         1,708,077    1,310,312    1,032,507      766,520      642,991
Interest on deposits                                           1,937,034    1,635,533    1,846,276    1,813,251    1,862,084
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Fixed charges including interest on deposits and dividends
  on preferred stock                                          $3,645,111   $2,945,845   $2,878,783   $2,579,771   $2,505,075
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Ratio excluding interest on deposits                               2.15X        2.64x        2.59x        3.14x        3.23x
Ratio including interest on deposits                               1.54X        1.73x        1.57x        1.64x        1.57x
COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits                                        $1,937,034   $1,635,533   $1,846,276   $1,813,251   $1,862,084
  Interest on non-deposit interest bearing liabilities         1,671,187    1,277,054      998,753      738,923      611,741
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  Total interest charges                                      $3,608,221   $2,912,587   $2,845,029   $2,552,174   $2,473,825
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Rental Expense:
  Building rental expense                                     $  105,529   $   92,626   $   92,112   $   83,627   $   75,918
  Portion of rental expense deemed representative of
    interest                                                      34,825       30,567       30,397       27,597       25,053
Preferred Stock Charge:
  Preferred stock dividends                                        1,342        1,749        2,182           --        4,028
  Pretax preferred dividends                                       2,065        2,691        3,357           --        6,197
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